UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   May 21, 2024

LIGHTNING GAMING, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52575	20-8583866
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

23 Creek Circle, Suite 400, Boothwyn, PA 19061

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (610) 494-5534

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13 (a) of the Exchange Act.

☐

1

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 21, 2024, Frederick C. Tecce notified the Chief Executive Officer (“CEO”) and the Board of Directors (the "Board") of Lightning Gaming, Inc. (the "Company") of his decision to resign as a member of the Board effective immediately. Mr. Tecce’s decision to resign was not as a result of any disagreement with the Company on any matter relating to its governance, operations, policies or practices. As a member of the Board, Mr. Tecce served as a member of the Company’s Audit Committee.

In acceptance of his decision to resign, the CEO expressed his gratitude and appreciation to Mr. Tecce for his years of service to the Company and the legal and business insights he provided throughout his tenure on the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTNING GAMING, INC.

Date: May 23, 2024	By:	/s/Brian D. Haveson
Brian D. Haveson Chief Executive Officer

2